Exhibit 10.8.4

FOURTH AMENDMENT TO OFFICE LEASE

This FOURTH AMENDMENT TO OFFICE LEASE (this "Fourth Amendment") is executed as of this 27th day of June 2012 (the "Effective Date") by and between HOUSTON COMMUNITY COLLEGE SYSTEM, a public junior college established pursuant to Chapter 130 of the Texas Education Code and a political subdivision of the State of Texas ("Landlord") and PROS REVENUE MANAGEMENT, L.P., a Texas limited partnership, formerly PROS Revenue Management, Inc. ("Tenant").

Introduction

A.     Landlord and Tenant entered into that certain Office Lease dated as of January 31,
2001 (the "Original Lease") covering 73,200 square feet of RSF (as defined in the Original Lease) on floors 9 and 10 of the Building (as defined in the Original Lease) commonly known as the ComTech Center, Houston, Harris County, Texas, and being described in the Original Lease as the "Premises" after including therein the Subsequent Premises (as defined in the Original Lease).

B. Landlord and Tenant entered in that certain First Amendment to Office Lease dated as of March 31, 2006 ("First Amendment").

C. Landlord and Tenant entered in that certain Second Amendment to Office Lease dated as of March 1, 2007 ("Second Amendment")

D. Landlord and Tenant entered in that certain Third Amendment of the Office Lease dated as of July 29, 2011 (The Original Lease as amended by the first Amendment, Second Amendment and the Third Amendment shall be referred to in this Fourth Amendment as the "Amended Lease").

E. Landlord and Tenant desire to further amend the Amended Lease subject to the specific terms and conditions of this Fourth Amendment, but not otherwise.

NOW THEREFORE, in consideration of the of the mutual covenants and agreements contained herein and for Ten and No/ I 00 Dollars ($10.00) and other good and valuable consideration to each party, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms. Capitalized terms that are used herein but not defined in this Fourth Amendment shall have the meanings given to them in the Amended Lease. The term "Lease" as used in this Fourth Amendment shall mean the Amended Lease as amended by this Fourth Amendment.

2. Premises. Landlord and Tenant acknowledge and agree that the Premises, after the Lease Expansion (defined below), will be comprised of part of "Floor 7", all of "Floor 9" and all of "Floor 10" of that certain Condominium Declaration for the 3100 Main Condominium recorded under Clerk's File No. W44l927 of the Official Public Records of Real Property of Harris County, Texas on February 20, 2003 (the "Condominium Declaration") and that the Premises consists of 73,200 RSF which shall increase to 90,389 RSF on the first day of the fourth (4th) full calendar month after such portion of the Premises is delivered to Tenant for Tenant's Build-out (but no earlier than January l, 2012), by virtue of Tenant's leasing approximately 17,189 RSF on Floor 7 as reflected on attached
Exhibit "A-2". Effective the first day of the fourth (4th) full calendar month after such portion of the
Premises is delivered to Tenant for Tenant's Build-out (but no earlier than January 1, 2013), Landlord

WES'T\223864431.4 - 1 -

will lease to Tenant an additional approximate 7,411 RSF of Floor 7, as reflected on attached Exhibit "A-3", thereby increasing the Premises to 97,800 RSF (such increases of the area of the Premises on Floor 7 are herein referred to as the "Lease Expansion"). Tenant will have the option to terminate the Lease Expansion not later than February 1, 2013 by giving Landlord not less than 60_days prior written notice thereof. If Tenant exercises such termination option, then the area on Floor 7 described in this Section 2 shall be deleted from the Premises, Tenant shall vacate the same (if previously occupied), Tenant's Pro Rata share shall be appropriately adjusted to reflect the decrease in area of the Premises, and the Lease will otherwise continue in full force and effect.

3. Successors and Assigns. The obligations in this Fourth Amendment shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of the permitted successors and assigns of Tenant.

4. Amended Lease in Full Force and Effect. The Amended Lease remains in full force and effect and is unchanged except specifically modified by the provisions of this Fourth Amendment. In the event of any conflicts between the terms of the Amended Lease and this Fourth Amendment, the terms of this Fourth Amendment shall control.

5. Entire Agreement. This Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment and the Original Lease contain all the agreements of the parties regarding the matters discussed in this Fourth Amendment, and no prior agreement, understanding or representation about any such matter is effective for any purpose. The terms and conditions of this Fourth Amendment may not be amended or otherwise affected except by instrument in writing executed by each party to be bound by the instrument. All references in the Original Lease and in the First Amendment, Second Amendment, and Third Amendment to the "Lease" shall mean and refer to the Original Lease as amended by the First Amendment, Second Amendment, Third Amendment and this Fourth Amendment.

EXECUTED to be effective for all purposes as of the Effective Date. TENANT:     LANDLORD:

PROS Revenue Management, L.P.

WEST\223864431.4

Houston Community College System

BOMAMETHOD
BOCIB RfNIAIJE ABU •
MEl IDTAII.E • 36,600 . FlOOR H.II.A.

n OOR lJSAAIE AREA
36,600 - 5,1174
R.OOR Us.IBlE AREA J0,726 .

R OOB IDIMIJI ARfA
FLOOft IDTAII.E AREA - R.OOR U!aBLr AREA
:16,600 - 30,ns = S.B74 s.r.

ROOR Rt\J RA]Q -
FLOOft RENTAII.E     / R.OOR USEABlE AREA
]6,600 /30,726- 1.1911

REHTAAI f AREA

MElll£Al£ SPACE
!tEll ' R.OOR R,1} RATIO
14,431 • 1.1911 2 17,189-

ExhibitA-2
17, 189 R.SF on 7th Floor Premises

14,431 USABLE SQUARE FEET

EXHIBIT A-3

Houston Community College System Fourth Amendment to Office Lease
PROS Revenue Management, L.P., a Delaware Limited Partnership
By:     PROS Revenue I, L.L.C.         , its
General Partner

By:     /s/Andres Reiner
Name:     Andres Reiner
Title:     President and CEO
Date:     June 27, 2012